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Exhibit 10(n)

                      THE GUARANTEE LIFE COMPANIES INC.
                        DIRECTORS STOCK INCENTIVE PLAN


I.     Purposes
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       The purposes of the Plan are to enable the Company to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and shareholders of the Company.

II.    Definitions
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       Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

       A.  "Board" shall mean the Board of Directors of the Company.

       B.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

       C. "Common Stock" shall mean the common stock of the Company, par value $0.01 per share, any common stock into which such common stock may be changed, and any common stock resulting from any reclassification of such common stock.

       D.  "Company" shall mean The Guarantee Life Companies Inc.

       E. "Fair Market Value" means the closing market price of Shares on the relevant date, according to a stock quotation source selected by the Board. If the Shares did not trade on the relevant date, then Fair Market Value is determined as of the most recent date for which a quoted price is available, or as of the most recent date for which quoted bid and asked prices are available, whichever is most recent. Should Fair Market Value be determined at the time of the most recent quoted bid and asked prices, Fair Market Value shall be equal to the average of such bid and asked prices.

       F. "Option" shall mean the right to purchase one Share at a prescribed purchase price on the terms specified in Section 5 of the Plan. The Options are nonqualified stock options not intended to qualify under Section 422 of the Code.

       G. "Participant" shall mean a director of the Company who is not an officer or employee of the Company or any of its subsidiaries.

       H. "Plan" shall mean The Guarantee Life Companies Inc. Directors Stock Incentive Plan, as set forth herein and as amended from time to time.

       I.  "Share" shall mean a share of Common Stock.

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III.   Administration
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       The Plan shall be administered by the Board. The Board shall have full authority to interpret and administer the Plan, to establish, amend and rescind rules for carrying out the Plan, to construe the respective option agreements and to make all other determinations and to take all other actions that it deems necessary or desirable for administering the Plan. Each determination, interpretation or other action made or taken by the Board shall be final and binding for all purposes and upon all persons. The Board may delegate its powers and functions hereunder to a duly appointed committee of the Board. No member or former member of the Board or any agent shall be liable for any action or determination made in good faith with respect to the Plan.

IV.    Shares; Adjustment Upon Certain Events
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       Shares to be issued under the Plan may consist, in whole or in part, of treasury shares or authorized but unissued Shares not reserved for any other purpose. The aggregate number of Shares that may be issued under the Plan shall not exceed 90,000 Shares, except as provided in this Section 4. Where Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, within the limits provided by the preceding sentence. In the event of any Share dividend or Share split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the aggregate number of Shares available for Awards under Section 5(a) or subject to outstanding Options and the respective exercise prices applicable to outstanding Options shall be appropriately adjusted by the Board and the Board's determination shall be conclusive, provided that any fractional shares
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resulting from any such adjustment shall be disregarded.

V.     Awards and Terms of Options
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       A.  Grant. Each Participant in office on the effective date of the
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Plan shall automatically be granted an Option to purchase three thousand (3,000)
Shares. Each Participant who first becomes a director after such effective date shall automatically be granted, on the first business day next following the Participant's election to the Board, an Option to purchase three thousand
(3,000) Shares.

       B.  Option Agreement.  Options shall be evidenced by a written option
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agreement embodying the following terms:

           (i) Exercise Price. The purchase price per Share of an Option shall be the Fair Market Value on the date such Option is granted.

           (ii) Period of Exercisability. Each Option granted hereunder shall be exercisable on the date which is the six (6) month anniversary of the date of grant and shall expire upon the tenth (10th) anniversary of the date of the grant thereof. Options may be exercised only during the continuance of that Participant's service as a director of the Company and the one year period immediately following a Participant's termination of service as a director. Notwithstanding the foregoing, if any Participant terminates service as a director (other than

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       on account of retirement at or after age 70) within six months of the date on which such Participant receives the grant of an Option, such Option shall be forfeited as of such date of termination.

           (iii) Procedure for Exercise. A Participant electing to exercise one or more Options shall give written notice to the Secretary of the Company of such election and of the number of Shares he has elected to purchase. Upon receipt of payment in cash, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

VI.    Nontransferability of Awards
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       No Award shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution or to a member of the Participant's immediate family or a trust or other entity, the only beneficial owners of which are members of the Participant's immediate family. For purposes of this Section 6, a person shall be considered to be part of a Participant's immediate family if he or she is the Participant's spouse, child (including stepchild), grandchild, parent or sibling. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

VII.   Effectiveness, Termination and Amendment
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       The Plan shall become effective on May 9, 1996 and shall terminate at the close of business on April 30, 2006. No Awards shall be granted under the Plan after April 30, 2006. The Board at any time or from time to time may amend or terminate the Plan except that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code and the regulations thereunder and no termination, amendment or modification of the Plan may, without the consent of a Participant or the permitted transferee of an Award, alter or impair the rights and obligations arising under any then outstanding Award.

VIII.  General Provisions
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       A.  No Right to Remain as a Director.  The Plan shall not impose any
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obligations on the Company to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of the Company.

       B.  Rights as a Shareholder.  A Participant (or a permitted transferee
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of an Option) shall have no rights as a shareholder with respect to any Shares covered by his Option until he shall have become the holder of record of such Share(s) and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in the Plan.

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       C.  Issuance of Stock Certificates; Legends; Listing. Upon any exercise
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of an Option and payment of the exercise price thereof, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising such Option and shall be delivered to or upon the order of such person. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Board, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act of 1933, as amended, or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or the over-the-counter market or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

       D.  Severability of Provisions.  If any provision of the Plan shall
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be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

       E.  Headings and Captions.  The headings and captions herein are
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provided for reference and convenience only, shall not be considered part of the
Plan, and shall not be employed in the construction of the Plan.

       F.  Controlling Law.  The Plan shall be construed and enforced
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according to the laws of the State of Delaware.